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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

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                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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                Laboratory Corporation of America Holdings
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          (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                               13-3757370
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     (State of Incorporation or Organization)               (I.R.S.
                                                           Employer
                                                        Identification
                                                              no.)

              358 South Main Street
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            Burlington, North Carolina                       27215
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     (Address of Principal Executive Offices)              (Zip Code)

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If this form relates to the registration
of a class of debt securities and is
effective upon filing pursuant to
General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the
Securities Act of 1933 pursuant to
General Instruction A(c)(2) please check the following box. [ ]





     Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                       Name of Each Exchange on Which
   to be so Registered                       Each Class is to be Registered
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8 1/2% Series A Convertible                    New York Stock Exchange
Exchangeable Preferred Stock



     Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                                   ----
                             (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

      For a full description of the 8 1/2% Series A Convertible Exchangeable Preferred Stock (the "Series A Exchangeable Preferred Stock") reference is made to the information contained under the heading "Description of Preferred Stock" contained in the registrant's Registration Statement on Form S-3 as originally filed with the Securities and Exchange Commission on February 27, 1997, as amended (Registration No. 333-22427). Such information is incorporated herein by reference.


Item 2.  Exhibits

     1   Form of Certificate of Designation with respect to the Series A
            Exchangeable Preferred Stock.


                                 SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    Laboratory Corporation of America Holdings
                                                 (Registrant)



Date:   June 13, 1997               By: /s/ Wesley R. Elingburg
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                                               (Signature)
                                        Wesley R. Elingburg
                                        Executive Vice President, Chief
                                        Financial Officer and Treasurer